INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-32525, 33-62723 and 333-01557 on Form S-8 and Registration Statement No. 333-08563 on Form S-4 of our reports dated October 20, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of Northland Cranberries, Inc. for the year ended August 31, 1999.



DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin

November 24, 1999